EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


a)   New  Frontier  Energy,  Inc.,  a  Colorado  corporation,   a  wholly  owned
     subsidiary;

b) Skyline Resources, Inc., a Colorado corporation, a wholly owned second tier subsidiary; and

c) Blue Star Acid Services, Inc., a Kansas corporation, a wholly owned subsidiary.